EXHIBIT 10.6

STOCKHOLDERS AGREEMENT

dated as of

April 18, 2002

among

PIKE EQUIPMENT AND SUPPLY COMPANY
(TO BE RENAMED PIKE HOLDINGS, INC.),

CERTAIN ROLLOVER HOLDERS,

CERTAIN MANAGEMENT STOCKHOLDERS

and

LGB PIKE LLC

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

ARTICLE II

RESTRICTIONS ON TRANSFER

SECTION 2.01. General Restrictions	10
SECTION 2.02. Legend	11
SECTION 2.03. Additional Restrictions on Transfer	11

ARTICLE III

TAG-ALONG RIGHTS; BRING-ALONG RIGHTS

SECTION 3.01. Tag-Along Rights	12
SECTION 3.02. Bring-Along Rights	14

ARTICLE IV

VOTING; COVENANT OF COMPANY; BOARD REPRESENTATION

SECTION 4.01. Management Proxies; Voting	15
SECTION 4.02. Transactions with LGB Affiliates	15
SECTION 4.03. Joseph Eric Pike’s Right to Board Seat	16

ARTICLE V

PREEMPTIVE RIGHTS; CALL OPTION; PUT OPTION; DEFERRAL OF PURCHASE; PAYMENT FOR PURCHASES

SECTION 5.01. Preemptive Rights	16
SECTION 5.02. Company Call Option	18
SECTION 5.03. Put Option	21
SECTION 5.04. Deferral of Purchases	23
SECTION 5.05. Payment for Purchases	24

ARTICLE VI

REGISTRATION RIGHTS

SECTION 6.01. Demand Registration	26
SECTION 6.02. Incidental Registration	27
SECTION 6.03. Additional Rights of LGB Group	29
SECTION 6.04. Registration Expenses	31
SECTION 6.05. Restrictions on Public Sale by Sellers and the Company	31
SECTION 6.06. Registration Procedures	32
SECTION 6.07. Obligations of Sellers	38

     STOCKHOLDERS AGREEMENT dated as of April 18, 2002, among PIKE EQUIPMENT AND SUPPLY COMPANY (to be renamed PIKE HOLDINGS, INC.), a North Carolina corporation (the “Company”), REGINALD L. BANNER, AS TRUSTEE UNDER IRREVOCABLE T/A WITH JOE B. PIKE F/B/O JOSEPH ERIC PIKE (the “Trust”), JERRY E. BOATRIGHT, JOHN H. MERRITT, ROBERT B. RATLIFF, JR., DONALD B. ANDERSON, JAMES T. BENFIELD, ZACK W. BLACKMON, JR., MICHAEL L. HEATH, JONATHAN H. MULLINS AND KELLY G. SURRATT (each, including the Trust, a “Rollover Holder” and collectively, the “Rollover Holders”), Persons who become Management Stockholders pursuant to Section 7.07 (individually, a “Management Stockholder” and collectively, the “Management Stockholders”), and LGB PIKE LLC, a Delaware limited liability company (“LGB LLC”).

          WHEREAS pursuant to the Recapitalization and Investment Agreement dated March 15, 2002, by and among LGB LLC, LGB Acquisition Corp., a North Carolina corporation, the Company, Pike Electric, Inc., a North Carolina corporation (“Pike”), Pike Merger Sub, Inc., a North Carolina corporation, and certain shareholders of Pike, as amended by the Amendment Agreement and Consent dated as of April 11, 2002 (as so amended, the “Recapitalization Agreement”), (a) LGB LLC shall purchase a number of shares of common stock of Pike, (b) LGB Acquisition Corp. shall merge with and into Pike as a result of which certain shareholders of Pike shall exchange certain capital stock of the Company owned by them for cash and shares of preferred stock of Pike, (c) the Rollover Holders shall exchange certain capital stock of the Company owned by them for cash and shares of preferred stock of Pike and retain their shares of capital stock not so exchanged, (d) LGB LLC shall retain its shares of common stock of Pike, and (e) pursuant to a merger of Pike Merger Sub, Inc. with and into Pike, the Rollover Holders and LGB LLC will receive shares of Common Stock and holders of shares of preferred stock of Pike shall receive shares of preferred stock of the Company;

          WHEREAS it is in the best interests of LGB LLC, the Company and the Rollover Holders to set forth certain additional provisions governing certain aspects of their relationship.

          NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

          As used in this Agreement, the following terms shall have the meanings ascribed to them below:

          “Affiliate” of any Person means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For the purposes of this Agreement, (a) each member of LGB LLC shall be considered an Affiliate of LGB LLC, (b) each member and any Person who controls any member from time to time of LGB LLC shall be considered an Affiliate of LGB LLC, and (c) neither the Company nor any subsidiary of the Company shall be considered an Affiliate of any member of the LGB Group.

          “Attributed LGB Percentage” shall mean the percentage of Common Stock outstanding that is owned by the LGB Group or any other Person who may be deemed to be a member of a collaborative group with LGB LLC within the meaning of Issue Topic No. E-97, issued by the Financial Accounting Standards Board Emerging Issues Task Force. For the purpose of calculating the Attributed LGB Percentage at any time, unless the Company otherwise determines, effect shall be given to all previous exercises of the Put Option and all previous exercises of the Call Option that have not been irrevocably withdrawn but have not yet closed, including exercises of the Put Option and the Call Option the closing of which have been postponed by reason of a Deferral Event.

          “Board” shall mean the Board of Directors of the Company.

          “Call Option” shall have the meaning set forth in Section 5.02(a).

          “Change of Control” means the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” or “group”, other than a member of the LGB Group, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of securities representing both more than 50% of the voting power of the Company and more than the voting power of the Company represented by securities beneficially owned by the LGB Group.

          “Clear Date” shall have the meaning set forth in Section 5.04(b).

          “Common Stock” shall mean shares of common stock, no par value per share, of the Company and other capital stock or securities into which Common Stock or any securities are reclassified or changed, including by reason of a merger, consolidation, reorganization or recapitalization or otherwise are distributed with respect to Common Stock or any securities.

          “Company” shall have the meaning set forth in the preamble to this Agreement.

          “Company Call Assignees” shall have the meaning set forth in Section 5.02(b).

          “control”, unless otherwise specified herein, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “controlling” and “controlled” have meanings correlative thereto.

          “Covered Equity Securities” shall have the meaning set forth in Section 5.01(a).

          “Credit Facilities” shall mean the senior secured credit facilities to which the Company or any of its subsidiaries is a party and any refinancing thereof.

          “Default Shares” shall have the meaning set forth in Section 5.02(b).

          “Default Share Notice” shall have the meaning set forth in Section 5.02(b).

          “Deferral Event” shall have the meaning set forth in Section 5.04(a).

          “Demand Registration Statement” shall have the meaning set forth in Section 6.01(a).

          “Employee” shall mean a full-time employee of the Company or any subsidiary thereof.

          “Equity Securities” shall have the meaning set forth in Section 5.01(a).

          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

          “Fair Market Value” used in connection with the value of shares of Common Stock shall mean, with respect to each share, either (i) if an “Appraised Value” (as defined below) has not previously been determined for shares of Common Stock and an election has not been made to obtain an “Appraised Value” as contemplated by the next sentence, the higher of (x) the last price paid by the Company or any member of the LGB Group for shares of Common Stock purchased from a non-Affiliate pursuant to this Agreement and (y) the Final Share Value per share if there has not been any previous sale of Common Stock, or (ii) the Appraised Value thereof determined as provided herein. An election to obtain an Appraised Value may be made by the Board in its sole discretion upon notice being given pursuant to Section 5.02, 5.03 or 5.04. The “Appraised Value” of a share of Common Stock means (x) if any election has been made by the Company as provided above to determine an Appraised Value, the fair market value thereof determined by an independent appraiser or investment banking firm selected by the Board, such fair market value being determined within 120 days after the date, as the case may be, that notice is given pursuant to Section 5.02,

5.03 or 5.04 or (y) if no such election has been made by the Company, the most recent Appraised Value.

          “Final Share Value” shall mean the Net Merger Consideration (as defined in the Recapitalization Agreement) divided by the total number of shares of common stock of Pike outstanding immediately prior to the Pike Merger Effective Time (as defined in the Recapitalization Agreement), other than shares held by LGB LLC.

          “Financing Default” shall mean an event or condition which would constitute (or with notice or lapse of time or both, unless cured or waived, would constitute) an event of default (which event of default has not, at the time of determination of the existence of a Financing Default, been cured or waived) under or a violation or breach of any of the provisions of, any of the following as they may be amended from time to time: (i) the Credit Facilities, (ii) any other debt of the Company or any of its subsidiaries existing at the time of determination of the existence of a Financing Default, and (iii) any of the notes, debentures, warrants, preferred stock or other securities issued pursuant to or whose terms are governed by the terms of any of the agreements set forth in clauses (i) through (ii) above and any extensions, renewals, refinancings or refundings thereof in whole or in part.

          “Good Cause” shall mean:

     (i) Employee’s willful, repeated failure to comply with the lawful and material instructions of a more senior officer or the Board;

     (ii) Employee’s engaging in conduct that is illegal, that brings (or if widely known would bring) Employee or the Company or any of its subsidiaries into substantial disrepute or that is materially detrimental or damaging in a significant way to the goodwill or trade names of the Company or any of its subsidiaries; or

     (iii) Employee’s commission of an act of dishonesty, a crime involving moral turpitude or a felony.

          “Holders” shall mean LGB LLC, the Rollover Holders, the Management Stockholders, any other Person who shall become a party to this Agreement pursuant to Section 7.06 or 7.07, and any combination of them.

          “Incidental Registration Statement” shall have the meaning set forth in Section 6.02(a).

          “Initial Public Offering” shall mean the sale, pursuant to one or more effective registration statements under the Securities Act (other than in connection with employee benefit or similar plans or acquisitions of companies or businesses by the Company or any of its subsidiaries) of at least 15% of the total number of shares of Common Stock of the Company that are then outstanding.

          “Interest Rate” shall mean the rate per annum equal to the prime rate of interest in effect from time to time used for purposes of calculating interest rates under the largest of the Credit Facilities that uses such a prime rate; provided, however, that if such rate exceeds the highest legal rate permitted by applicable law, such rate shall be reduced to the permitted rate.

          “Junior Subordinated Note” shall have the meaning set forth in Section 5.05.

          “LGB Group” shall mean LGB LLC and (a) any Affiliate of LGB LLC (collectively, the “LGB LLC Affiliates”), (b) any officer or employee of LGB LLC or any LGB LLC Affiliate (collectively, the “LGB LLC Associates”), (c) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any LGB LLC Associate, (d) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only LGB LLC, LGB LLC Affiliates, LGB LLC Associates, their spouses, their lineal descendants and any other members of their families and (e) any other Person (including any other shareholder of the Company) that LGB LLC informs the Company should be deemed a member of the LGB Group for purposes of this Agreement, if, in the cases of clauses (a) through (e) above, such Person agrees to be bound by this Agreement as a member of the LGB Group.

          “Management Stockholder” shall have the meaning set forth in the preamble to this Agreement.

          “NASD” shall mean the National Association of Securities Dealers, Inc.

          “Organizational Documents” shall mean the Amended and Restated Articles of Incorporation and Amended and Restated By-laws of the Company.

          “Permitted Transferees” shall mean:

     (i) in the case of any member of the LGB Group, (A) any other Person who is a member of the LGB Group or (B) the Company;

     (ii) in the case of any Rollover Holder other than the Trust, (A) such Rollover Holder’s heirs, executors, administrators, testamentary trustees, legatees or beneficiaries and (B) a trust, the beneficiaries of which include only such Rollover Holder, the spouse, the lineal descendants or any other member of the family of such Rollover Holder approved by the Board;

     (iii) in the case of the Trust, (A) Joseph Eric Pike, his spouse, his lineal descendants or any other member of his family approved by the Board or (B) a trust, the beneficiaries of which include only persons described in clause (A) above; and

     (iv) in the case of a Management Stockholder, (A) such Management Stockholder’s heirs, executors, administrators, testamentary trustees, legatees or beneficiaries and (B) a trust, the beneficiaries of which include only such Management Stockholder, the spouse, the lineal descendants or any other member of the family of such Management Stockholder approved by the Board.

          “Person” shall mean any individual, corporation, partnership, company, limited liability company, trust, joint venture, unincorporated organization or government or political department or agency thereof or other entity of whatever nature.

          “Pike” shall have the meaning set forth in the recitals to this Agreement.

          “Preemptive Buyers” shall have the meaning set forth in Section 5.01(a).

          “Put Holder” shall have the meaning set forth in Section 5.03(a).

          “Put Option” shall have the meaning set forth in Section 5.03(a).

          “Recapitalization Agreement” shall have the meaning set forth in the recitals to this Agreement.

          “Registrable Securities” shall mean the Common Stock. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities if (i) such securities have been registered under the Securities Act, the registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities have been distributed pursuant to Rule 144 or Rule 144A (or any similar provision then in force) under the Securities Act, (iii) such securities have been otherwise transferred, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop-transfer order or other restrictions on transfer have been delivered by the Company and subsequent disposition of such securities does not require registration or qualification of such securities under the Securities Act or any state securities laws then applicable, (iv) following the Initial Public Offering, such securities may be sold without restriction under Rule 144(k) (or any similar provision then in force) under the Securities Act, or (v) such securities shall cease to be outstanding.

          “Registration Expenses” shall mean all expenses incident to the Company’s performance of or compliance with Article VI, including all registration and filing fees and expenses (including SEC, stock exchange and NASD fees), fees and expenses of compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing, if any, of the securities to be registered on each securities exchange or national market system on which the Common Stock is then listed, fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company (including the expenses of any annual audit, special audit and “cold comfort” letters required by or incident to such performance and compliance), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other Persons retained by the Company (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by holders of such Registrable Securities).

          “Required Registration Statement” shall mean any Demand Registration Statement or any Shelf Registration Statement, as applicable.

          “Rollover Holders” shall have the meaning set forth in the preamble to this Agreement.

          “Scheduled Call Closing Date” shall have the meaning set forth in Section 5.02(c).

          “Scheduled Put Closing Date” shall have the meaning set forth in Section 5.03(b).

          “Securities Act” shall mean the Securities Act of 1933, and all rules and regulations promulgated thereunder.

          “SEC” shall mean the Securities and Exchange Commission.

          “Seller” shall mean any Selling LGB Stockholder or any Selling Incidental Stockholder, as applicable.

          “Selling Incidental Stockholder” shall have the meaning set forth in Section 6.02(a).

          “Selling LGB Stockholder” shall have the meaning set forth in Section 6.01(a).

          “Shelf Registration Statement” shall mean a “shelf” registration statement filed by the Company pursuant to the provisions of Section 6.03 with the SEC covering offers and sales in accordance with Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC (whether or not the Company is then eligible to use Form S-3), that covers some or all of the Registrable

Securities, and any amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          “Subscription Notice” shall have the meaning set forth in Section 5.01(b).

          “Subscription Period” shall have the meaning set forth in Section 5.01(b).

          “Suspension Period” shall mean any period during which the Company fails to keep any Required Registration Statement effective and usable for resale of Registrable Securities held by any Seller.

          “Terminated Management Stockholder” shall have the meaning set forth in Section 5.02(a).

          “Terminated Rollover Holder” shall have the meaning set forth in Section 5.02(a).

          “Termination Shares” shall have the meaning set forth in Section 5.02(a).

          “Transfer” shall have the meaning set forth in Section 2.01.

          “Underwritten Offering” shall have the meaning set forth in Section 6.02(b).

ARTICLE II

RESTRICTIONS ON TRANSFER

          SECTION 2.01. General Restrictions. Each Holder shall not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (collectively, “Transfer”) any shares of Common Stock, or solicit any offers to purchase or otherwise acquire or take a pledge of any shares of Common Stock, unless such Transfer is expressly permitted by, and complies with the provisions of, this Agreement, and (i) such Transfer is pursuant to an effective registration statement under the Securities Act and has been registered under all applicable state securities or “blue sky” laws or (ii) unless consented to by the Company, such Holder shall have furnished the Company with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and all applicable state securities or “blue sky” laws; provided, however, that no such opinion shall be required in the case of a Transfer by a Holder to a Permitted Transferee.

          SECTION 2.02. Legend. Each certificate representing shares of Common Stock held by a Holder shall bear substantially the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF, AND IN PARTICULAR MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF, A STOCKHOLDERS AGREEMENT (THE “AGREEMENT”) (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF PIKE EQUIPMENT AND SUPPLY COMPANY (TOGETHER WITH ITS SUCCESSORS, THE “COMPANY”) AND WHICH WILL BE MAILED TO A STOCKHOLDER WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR FROM SUCH STOCKHOLDER). THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.”

          SECTION 2.03. Additional Restrictions on Transfer. (a) Neither a Rollover Holder nor a Management Stockholder may Transfer any shares of Common Stock other than to its Permitted Transferees.

          (b) This Section 2.03 does not prohibit any Transfer of Common Stock in accordance with Section 3.01 or 3.02. This Section 2.03 shall terminate upon the closing of the Initial Public Offering.

          (c) No Transfer of Common Stock in violation of this Agreement shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.

ARTICLE III

TAG-ALONG RIGHTS; BRING-ALONG RIGHTS

          SECTION 3.01. Tag-Along Rights. (a) No member of the LGB Group shall sell or otherwise dispose of shares of Common Stock to any Person (other than a Permitted Transferee) (a “Third Party”), unless the terms and conditions of such sale or other disposition to such Third Party shall include an offer to each Rollover Holder and each Management Stockholder (the “Tag-Along Offerees”) to include, at the option of each Tag-Along Offeree, in the sale or other disposition to the Third Party such number of shares of Common Stock owned by each such Tag-Along Offeree determined in accordance with this Section 3.01. The member of the LGB Group proposing to effect such sale or other disposition (the “Transferor”) shall send a written notice (the “Tag-Along Notice”) to each Tag-Along Offeree setting forth the maximum number of shares of Common Stock the Third Party is willing to purchase or otherwise acquire. At any time within 15 days after its receipt of the Tag-Along Notice, each Tag-Along Offeree may exercise its option to sell a number of shares of Common Stock owned by such Tag-Along Offeree determined in accordance with the provisions of this Section 3.01 by furnishing written notice of such acceptance (the “Tag-Along Acceptance Notice”) to the Transferor, which Tag-Along Acceptance Notice shall set forth the maximum number of shares of Common Stock that such Tag-Along Offeree wishes to sell or otherwise dispose of to the Third Party, and delivering to the Transferor the certificate or certificates representing the maximum number of shares of Common Stock to be sold or otherwise disposed of pursuant to such offer by such Tag-Along Offeree, together with a limited power-of-attorney authorizing the Transferor to sell or otherwise dispose of such shares of Common Stock to the Third Party as part of such proposed sale or other disposition.

          (b) If the proposed sale or other disposition to the Third Party by the Transferor is consummated, each Tag-Along Offeree shall have the right to sell to the Third Party as part of such proposed sale or other disposition the same percentage of the total number of outstanding shares of Common Stock then owned by such Tag-Along Offeree as the percentage of the total number of outstanding shares of Common Stock then owned by all members of the LGB Group to be sold by the Transferor. In the event that the total number of shares of Common Stock proposed to be sold or otherwise disposed of by the Transferor and all Tag-Along Offerees as set forth in the Tag-Along Acceptance Notices and all other stockholders of the Company (the “Other

Accepting Stockholders”) who are entitled to sell shares of Common Stock to the Third Party pursuant to this Section 3.01 exceeds the maximum number of shares of Common Stock that the Third Party is willing to purchase or otherwise acquire, then the number of shares of Common Stock to be sold by the Transferor, the Tag-Along Offerees who have given Tag-Along Acceptance Notices and the Other Accepting Stockholders shall be allocated among the Transferor, such Tag-Along Offerees and the Other Accepting Stockholders (with rounding to avoid fractional shares) in proportion to the maximum number of shares of Common Stock that each of them originally proposed to sell or otherwise dispose of to the Third Party.

          (c) Each of the Transferor and the Third Party shall have the right, in its sole discretion, at all times prior to consummation of the proposed sale or other disposition giving rise to the tag-along right granted by this Section 3.01, to abandon or otherwise terminate such sale or other disposition, whereupon all tag-along rights in respect of such sale or other disposition shall become null and void, and neither the Transferor nor the Third Party shall have any liability or obligation to any Tag-Along Offeree with respect thereto by virtue of such abandonment or termination.

          (d) The purchase from the Tag-Along Offerees pursuant to this Section 3.01 shall be on the same terms and conditions, including the per share price and the date of sale or other disposition, as are applicable to the Transferor, which shall be not less favorable than as stated in the Tag-Along Notice provided to the Tag-Along Offerees by the Transferor.

          (e) If within 15 days after the receipt of the Tag-Along Notice, any Tag-Along Offeree has not delivered a Tag-Along Acceptance Notice, such Tag-Along Offeree shall be deemed to have waived any and all of such Tag-Along Offeree’s rights with respect to the sale or other disposition of Common Stock described in the Tag-Along Notice.

          (f) The provisions of this Section 3.01 shall not be applicable to any transfer of Common Stock made pursuant to a registered offering under the Securities Act. This Section 3.01 shall terminate upon the closing of the Initial Public Offering.

          SECTION 3.02. Bring-Along Rights. (a) If the Board approves the sale of the Company to another entity (whether by merger, consolidation, sale of all or substantially all of the Company’s assets or sale of all or substantially all of the outstanding shares of the Company’s capital stock) (an “Approved Sale”), then (i) each Management Stockholder shall consent to, vote for and raise no objections against the Approved Sale and (ii) if the Approved Sale is structured as a sale of capital stock, each Holder shall sell all Common Stock held by the Holder on the terms and conditions approved by the Board. Each Holder shall promptly take all actions as the Board shall deem necessary and appropriate in connection with the consummation of the Approved Sale. In the event of an Approved Sale, all Holders, unless they agree otherwise, shall receive as consideration upon such Approved Sale for their shares of Common Stock the same type of consideration and the same amount of consideration per share as shall be received by members of the LGB Group in connection with such Approved Sale; provided, however, that if the purchase price for the shares is to be paid, in whole or in part, other than in cash, then the Board may elect to have the Holders (other than members of the LGB Group) paid cash in lieu of, and in an amount equal to the fair market value of, such noncash consideration.

          (b) If the Board desires to consummate an Approved Sale, the Board shall provide a written notice to the Holders, which notice shall describe the proposed transaction in summary terms and, if the Approved Sale is structured as a sale of capital stock, contain the price, terms and conditions of the sale of Common Stock by the Holders to the entity to which such Common Stock is to be sold. Upon not less than two business days’ request, each Holder shall enter into (i) a binding agreement with the entity to which such Common Stock is to be sold to sell to such entity all of its shares of Common Stock, free and clear of all liens, charges, pledges, security interests and encumbrances and at the price and on the terms contained in said notice and (ii) any binding interseller agreement relating to such Approved Sale that the Board may approve, which agreements may provide for escrows, holdbacks, expense reimbursement and other purchase price reductions or deferrals which shall apply pro rata to all sellers.

          (c) This Section 3.02 shall terminate upon the closing of the Initial Public Offering.

ARTICLE IV

VOTING; COVENANT OF COMPANY; BOARD REPRESENTATION

          SECTION 4.01. Management Proxies; Voting. (a) Each Management Stockholder and its Permitted Transferees shall grant to LGB LLC a proxy dated as of the date of their first purchase or other acquisition of shares of Common Stock to vote such Management Stockholder’s or Permitted Transferee’s shares of Common Stock, substantially in the form of Exhibit A attached hereto. If at any time any such proxy shall not be in full force and effect for any reason other than termination pursuant to the next sentence, each Management Stockholder and each such Permitted Transferee shall vote, or cause to be voted, all shares of Common Stock held of record by such Management Stockholder or Permitted Transferee and all shares as to which such Management Stockholder or Permitted Transferee has voting control, as directed by LGB LLC, as to all matters except any amendment to the Certificate of Incorporation or the By-laws of the Company that would adversely affect the terms of the Common Stock. This Section 4.01 is a voting agreement under Section 55-07-30 of the North Carolina Business Corporation Act.

          (b) Such proxies and this Section 4.01 shall terminate upon the closing of the Initial Public Offering.

          SECTION 4.02. Transactions with LGB Affiliates. (a) The Company shall not, nor shall it permit any of its subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property, assets or services from, or otherwise engage in any other transactions with, any member of the LGB Group or any Affiliate of any such member, except transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Company or such subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.

          (b) Notwithstanding any of the foregoing, this Section 4.02 shall not prohibit (i) the Company or Pike from entering into the Management Advisory Services Agreement (the “MASA”) with Goldberg Lindsay & Co. LLC or the Company or Pike performing its obligations thereunder or (ii) any amendment to the MASA to increase the annual fees due from the Company or Pike thereunder.

          (c) This Section 4.02 shall terminate upon the closing of the Initial Public Offering.

          SECTION 4.03. Joseph Eric Pike’s Right to Board Seat. From and after the Closing Date and so long as Joseph Eric Pike is Chief Executive Officer of the Company and the Trust and Joseph Eric Pike together retain a number of shares of Common Stock that is equal to at least one-half of the number of shares of Common Stock owned by the Trust immediately following the execution hereof, Joseph Eric Pike, individually, shall have the right to occupy one seat on the Board. For so long as Joseph Eric Pike has the right to a seat on the Board, each member of the LGB Group shall vote all shares of Common Stock held of record by such member of the LGB Group in favor of the election of Joseph Eric Pike.

ARTICLE V

PREEMPTIVE RIGHTS; CALL OPTION; PUT OPTION; DEFERRAL OF
PURCHASE; PAYMENT FOR PURCHASES

          SECTION 5.01. Preemptive Rights. (a) Each member of the LGB Group (collectively, the “Preemptive Buyers”), shall have the preemptive right of subscription with respect to all issuances by the Company of equity securities (or securities having significant equity features) of the Company or securities convertible or exchangeable into, equity securities (or securities having significant equity features) of the Company, including options, warrants and convertible debt securities (collectively, “Equity Securities”); provided, however, that such preemptive right shall not be applicable to any issuance made pursuant to an employee stock option plan, restricted stock plan or stock ownership plan of the Company. Equity Securities (other than any issuance thereof made pursuant to an employee stock option plan of the Company) are referred to herein as “Covered Equity Securities”.

          (b) If the Company proposes to issue any Covered Equity Securities, it shall deliver to each Preemptive Buyer a notice to that effect, which notice shall set forth the amount and class of Covered Equity Securities proposed to be issued, the proposed issuance price and the other terms of such proposed issuance. During the period of 15 days following the date of such notice (the “Subscription Period”), each Preemptive Buyer shall have the right to deliver to the Company and each other Preemptive Buyer an irrevocable notice (a “Subscription Notice”) electing to purchase, at the proposed issuance price, an amount of such Covered Equity Securities determined in accordance with Section 5.01(c).

          (c) If the proposed issuance of the Covered Equity Securities is consummated, each Preemptive Buyer delivering one or more Subscription Notices shall have the right to purchase from the Company, and the Company shall be required to sell to each such Preemptive Buyer, at the proposed issuance price, up to an amount of Covered Equity Securities (rounded to avoid fractional Covered Equity Securities) equal to the product of (i) the total amount of Covered Equity Securities proposed to be issued by the Company multiplied by (ii) a fraction, the numerator of which shall be equal to the number of shares of Common Stock then owned by such Preemptive Buyer and the denominator of which shall be equal to the total number of shares of Common Stock then outstanding. The closing of such sale shall occur at 12:00 noon on the first business day which is the later of (i) the day of consummation of the issuance of such Covered Equity Securities to Persons other than Preemptive Buyers (which may not be earlier than the date set forth in clause (ii) below) and (ii) the day that is at least 15 days after the expiration of the Subscription Period at the principal office of the Company, or at such other time and place as the Company and the Preemptive Buyers exercising their preemptive rights shall mutually agree upon.

          (d) Any Covered Equity Securities proposed to be issued and not purchased by any Preemptive Buyer pursuant to Section 5.01(c) may be sold by the Company to any other Person at a price not lower than the proposed issuance price specified in the notice to Preemptive Buyers described in Section 5.01(b).

          (e) In the event that the Company accepts consideration other than cash in connection with any issuance of Covered Equity Securities, for purposes of determining the exercise price of any preemptive right pursuant to this Article V, the value of the non-cash portion of the purchase price paid by any Person to whom

Covered Equity Securities are issued or sold shall be determined by an independent appraiser selected jointly by the Board and the Preemptive Buyers. The exercise price of such preemptive rights of subscription granted pursuant to this Article V shall be payable in cash.

          (f) This Section 5.01 shall not apply to any registered offering of Common Stock. This Section 5.01 shall terminate upon the closing of the Initial Public Offering.

          SECTION 5.02. Company Call Option. (a) If at any time prior to the closing of the Initial Public Offering, a Management Stockholder (such Management Stockholder, a “Terminated Management Stockholder”) or a Rollover Holder (such Rollover Holder, a “Terminated Rollover Holder”) ceases to be an Employee (including due to the retirement, resignation, death or disability of such Management Stockholder or Rollover Holder or otherwise), the Company shall have the right and option to purchase all or any portion of the shares of Common Stock then held by such Terminated Management Stockholder or Terminated Rollover Holder (such shares, the “Termination Shares”) at a price per share equal to the Fair Market Value (the “Call Option”) as follows:

     (i) For purposes of the Call Option relating to the Termination Shares of a Terminated Management Stockholder, the Call Option shall be exercisable for a period of one year from the date of termination of employment, and “Fair Market Value” shall be calculated as of the date of termination; provided, however, that in the case of a Terminated Management Stockholder whose employment is terminated for Good Cause, the Call Option shall not expire for a period of two years from the date of termination of employment and will be exercisable at a price per share equal to the lower of (x) Fair Market Value on the date of such termination and (y) Fair Market Value on the date of the exercise of the Call Option by the Company.

     (ii) For purposes of the Call Option relating to the Termination Shares of the Terminated Rollover Holders, the Call Option shall be exercisable from the third anniversary until the fourth anniversary of the Closing Date (in the case of a Terminated Rollover Holder whose employment is terminated prior to the third anniversary of the Closing Date) and for a period of one year from the date of termination of employment (in the case of a Terminated Rollover Holder whose employment is terminated after the third anniversary of the Closing Date). For purposes of this clause (ii), “Fair Market Value” shall be calculated as of the date of exercise of the Call Option by the Company (in the case of a Terminated Rollover Holder whose employment is terminated prior to the third anniversary of the Closing Date) and as of the date of termination (in the case of a Terminated Rollover Holder whose employment is terminated after the third anniversary of the Closing Date).

     (iii) Notwithstanding any of the foregoing, in the case of a Terminated Rollover Holder whose employment is terminated for Good Cause, (A) the Call Option shall be exercisable (1) from the third anniversary to the fifth anniversary of the Closing Date if such termination occurs prior to the third anniversary of the Closing Date, and (2) for a period of two years from the date of termination of employment if such termination occurs after the third anniversary of the Closing Date; and (B) the Call Option will be exercisable at a price per share equal to (1) in the case of a Terminated Rollover Holder whose employment is terminated prior to the third anniversary of the Closing Date, the lower of (x) Fair Market Value on the third anniversary of the Closing Date and (y) Fair Market Value on the date of the exercise of the Call Option by the Company, and (2) in the case of a Terminated Rollover Holder whose employment is terminated after the third anniversary of the Closing Date, the lower of (x) Fair Market Value on the date of such termination and (y) Fair Market Value on the date of the exercise of the Call Option by the Company.

          (b) In the event that an exercise in full by the Company of the Call Option would result, after giving effect thereto, in a Financing Default, the Company may, in the sole discretion of the Board, after purchasing the maximum number of Termination Shares which it is able to purchase without a Financing Default resulting, assign its rights to purchase any of or all the remaining Termination Shares (such shares, the “Default Shares”) to each member of the LGB Group (collectively, the “Company Call Assignees”) in the manner specified below. If the Company elects to assign its rights pursuant to this Section 5.02(b), the Company shall provide a Default Share Notice (as defined below) to each of the Company Call Assignees advising them of such election. Each Company Call Assignee that desires to purchase Default Shares pursuant to this Section 5.02(b) shall provide the Company and the Terminated Management Stockholder with written notice (a “Default Share Notice”) (specifying the number of Default Shares such Company Call Assignee shall purchase) within 30 days (or such longer period as the Company may specify) after notice is given to such Company Call Assignee. In the event that the aggregate number of Default Shares as to which notices of acceptance are provided exceeds the number of Default Shares, the Default Shares shall be allocated among such Company Call Assignees on a pro rata basis according to the number of shares of Common Stock at such time owned by each Company Call Assignee who wishes to purchase Default Shares. The Default Share Notice shall be delivered to LGB LLC (who shall forward such notice to each other member of the LGB Group).

          (c) If the Company (or any Company Call Assignee) elects to exercise the Call Option with respect to the Termination Shares of any Terminated Management Stockholder or the Terminated Rollover Holder, the Company shall send to such Terminated Management Stockholder or Terminated Rollover Holder (or his successor or representative, as the case may be) written notice of its intention (and the intention of such Company Call Assignee) to purchase any such Termination Shares. Subject to Section 5.04, the closing of the purchase shall take place at the principal office of the Company no later than the tenth business day (the “Scheduled Call Closing Date”) after the later of (i) the giving of such notice by the Company, or (ii) if the Fair Market Value of the Termination Shares is to be determined pursuant to clause (ii) of the definition thereof, the date of determination of Fair Market Value; provided, however, that with respect to any Termination Shares the repurchase of which is prevented by the occurrence of a Deferral Event, the Company shall give the Terminated Management Stockholder or the Terminated Rollover Holder (or his successor or representative, as the case may be) prompt notice of the number of Termination Shares, if any, which it is able to repurchase without such repurchase resulting in a Deferral Event, and the Company shall repurchase such number of Termination Shares on the Scheduled Call Closing Date. Subject to Section 5.04, with respect to any such remaining Termination Shares that the Company was unable to purchase on the Scheduled Call Closing Date, the Company shall promptly notify the Terminated Management Stockholder or the Terminated Rollover Holder (or his successor or representative, as the case may be) as soon as the application of Section 5.04 no longer prevents the repurchase of any such Termination Shares (in whole or in part), whereupon the Company shall again have the right, exercisable within 60 days of the Company’s notice, to purchase such Termination Shares; provided, however, that the purchase price with respect to such postponed repurchase shall be equal to the sum of the purchase price calculated as of the Scheduled Call Closing Date plus interest on such purchase price from the Scheduled Call Closing Date to the actual date of purchase at the Interest Rate. The foregoing procedure shall continue until all Termination Shares which were subject to the Deferral Event are purchased.

          (d) For the purposes of this Section 5.02, (i) any Management Stockholder or Rollover Holder who is a Permitted Transferee shall be deemed to have ceased to be an Employee when the initial holder of shares of Common Stock held by such Management Stockholder or Rollover Holder, as applicable, ceases to be an Employee and (ii) the Trust or any of its Permitted Transferees shall be deemed to have ceased to be an Employee when Joseph Eric Pike ceases to be an Employee.

          SECTION 5.03. Put Option. (a) At any time prior to the closing of the Initial Public Offering, (i) each Terminated Management Stockholder, (ii) each Terminated Rollover Holder and (iii) any member of the LGB Group, upon the termination of the MASA (each such holder, a “Put Holder”) shall have the right to require the Company to purchase all or a portion of the shares of Common Stock held by such Put Holder (such shares, “Put Shares”), at a price per share equal to the Fair Market Value of the Put Shares (the “Put Option”); provided, however, that (x) no Put Holder shall be entitled to exercise a Put Option if such exercise would cause the Attributed LGB Percentage to be equal to or exceed 94.0%; and (y) a Put Holder whose employment with the Company is terminated for Good Cause or who resigned from the Company shall not be entitled to a

Put Option. For purposes of the Put Option, “Fair Market Value” shall be calculated as of the date of termination of employment (in the case of a Put Holder who is a Terminated Rollover Holder or a Terminated Management Stockholder) and as of the date of termination of the MASA (in the case of a Put Holder who is a member of the LGB Group).

          (b) If a Put Holder elects to exercise the Put Option, such Put Holder shall send to the Company written notice of its intention to sell the Put Shares, which notice shall be ineffective to exercise the Put Option if not received by the Company within 30 days of termination of employment (in the case of a Put Holder who is a Terminated Rollover Holder or a Terminated Management Stockholder) or 30 days of termination of the MASA (in the case of a Put Holder who is a member of the LGB Group). Subject to Section 5.04, the closing of the purchase shall take place at the principal office of the Company no later than the tenth business day (the “Scheduled Put Closing Date”) after the later of (i) the giving of such notice by the Put Holder, or (ii) if the Fair Market Value of the Put Shares is to be determined pursuant to clause (ii) of the definition thereof, the date of determination of Fair Market Value; provided, however, that with respect to any Put Shares the repurchase of which is prevented by the occurrence of a Deferral Event, the Company shall give the Put Holder (or his successor or representative, as the case may be) prompt notice of the number of Put Shares, if any, which it is able to repurchase without such repurchase resulting in a Deferral Event, and the Company shall repurchase such number of Put Shares on the Scheduled Put Closing Date. Subject to Section 5.04, with respect to any such remaining Put Shares that the Company was unable to purchase on the Scheduled Put Closing Date, the Company shall promptly notify the Put Holder (or his successor or representative, as the case may be) as soon as the application of Section 5.04 no longer prevents the repurchase of any such Put Shares (in whole or in part), whereupon the Put Holder shall again have the right, exercisable by written notice to the Company within 60 days after the receipt of the Company’s notice, to require the Company to purchase such Put Shares; provided, however, that the purchase price with respect to such postponed repurchase shall be equal to the sum of the purchase price calculated as of the Scheduled Put Closing Date plus interest on such purchase price from the Scheduled Put Closing Date to the actual date of purchase at the Interest

Rate. The foregoing procedure shall continue until all Put Shares which were subject to the Deferral Event are purchased.

          (c) For the purposes of this Section 5.03, (i) any Put Holder who is a Permitted Transferee shall be deemed to become entitled to a Put Option when the initial holder of shares of Common Stock held by such Put Holder becomes entitled to such Put Option and (ii) the Trust or any of its Permitted Transferees shall be deemed to have ceased to be an Employee when Joseph Eric Pike ceases to be an Employee.

          SECTION 5.04. Deferral of Purchases. (a) Notwithstanding any other provisions of this Agreement, the Company shall not be obligated to purchase any shares of Common Stock at any time (w) if there exists and is continuing a Financing Default, (x) to the extent that the purchase of any shares of Common Stock pursuant to a Call Option or a Put Option or the declaration and payment of a dividend by Pike or any other subsidiary of the Company to the Company in an amount equal to that which would be paid in such purchase could, in the good faith judgment of the Board, after giving effect thereto, result in or accelerate the occurrence of a Financing Default, (y) to the extent that the Company does not have sufficient funds legally available therefor to effect such a repurchase or (z) to the extent the repurchase by the Company of any shares of Common Stock pursuant to a Call Option or a Put Option would result in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or any governmental authority applicable to the Company or any of its property (each, a “Deferral Event”).

          (b) Upon the occurrence or existence of a Deferral Event, the Company shall give written notice to the Holder (or his successor or representative, as the case may be) who would be selling the shares of Common Stock to the Company but for the existence of a Deferral Event of the occurrence or existence of a Deferral Event, setting forth in reasonable detail the specifics thereof, (y) the Scheduled Put Closing Date or Scheduled Call Closing Date (as the case may be) shall be deferred until the first business day that it may occur without any such Deferral Event existing or resulting (the “Clear Date”) and (z) the period of time during which the Put Holder (or his successor or representative, as the case may be) may reexercise the Put Option, and the period of time during which the Company may reexercise its Call Option, shall be extended until the 30th day after the Clear Date. To the extent that any shares of Common Stock may be purchased notwithstanding the existence of a Deferral Event, the Company shall do so in accordance with Sections 5.02 and 5.03.

          SECTION 5.05. Payment for Purchases. (a) If at any time the Company elects or is required to purchase any shares of Common Stock pursuant to a Put Option or a Call Option, the Company shall pay the purchase price for the shares of Common Stock it purchases (i) by cancellation of indebtedness, if any, owing from the holder of such shares of Common Stock to the Company or any of its subsidiaries (such cancellation to be first of accrued interest and then principal thereof (to be applied against sinking fund payments thereunder in the inverse order of maturity)), and (ii) then, to the extent permitted by any loan agreement, indenture or other agreement to which the Company or any subsidiary is a party or by which any of them or their property is bound (but only to the extent any dividend needed to provide the Company with the necessary funds to make such payment of the purchase price is so permitted), by the Company’s delivery of a bank cashier’s check or certified check for the remainder of the purchase price, if any; provided, however, that at the option of the Company, any amounts due under this clause (ii) may, subject to Section 5.05(b), instead of being paid in cash, be paid by the Company’s delivery of a junior subordinated promissory note of the Company (which (x) shall be subordinated and subject in right of payment to the prior payment of all indebtedness of the Company and any successor thereto, and any modifications, renewals, extensions, replacements and refundings of all such indebtedness, and (y) may provide that any scheduled payment of principal or interest thereon at a time when there exists a Financing Default, or any scheduled payment of principal or interest thereon which could, in the good faith judgment of the Board, result in or accelerate the occurrence of, a Financing Default may be deferred until no Financing Default exists and, in the good faith judgment of the Board, it can be made without the occurrence or acceleration of the occurrence of a Financing Default (such note, a “Junior Subordinated Note”)) with a principal amount equal to the remainder, if any, of the purchase price, payable in five equal annual installments commencing on the first anniversary of the issuance thereof and bearing interest at the Interest Rate, against delivery by the applicable Holder of certificates or other instruments representing the shares of Common Stock being purchased, duly endorsed and with appropriate transfer tax stamps, if any, affixed, and free and clear of any pledge, encumbrance, lien, security interest, purchase option, call or similar right.

          (b) The Company shall have the right to pay the purchase price for the Termination Shares or the Put Shares, by use of a Junior Subordinated Note as follows:

          (i) if the Company exercises a Call Option with respect to the Termination Shares of a Terminated Management Stockholder or Terminated Rollover Holder whose employment is terminated for Good Cause, the Company may, in the sole discretion of the Board, cause the full purchase price of such Termination Shares to be paid in the form of a Junior Subordinated Note;

          (ii) except as provided in clause (i) above, if the Company exercises a Call Option with respect to the Termination Shares of a Terminated Management Stockholder or Terminated Rollover Holder, the Company may not cause any portion of the purchase price of such Termination Shares to be paid in the form of a Junior Subordinated Note; and

          (iii) if a Put Holder exercises a Put Option with respect to Put Shares, the Company may pay with a Junior Subordinated Note only if (A) there exists at such time (or the use of cash, or failure to use such Junior Subordinated Note as payment, could, in the good faith judgment of the Board, result in or accelerate the occurrence of) a Financing Default or (B) the Board determines in good faith that, based upon the Company’s or any of its subsidiaries’ cash flow or financial condition or anticipated cash or financial requirements or plans, it would be prudent, advisable or otherwise in the best interest of the Company to pay such purchase price in whole or in part by delivery of a Junior Subordinated Note.

          (c) Any Junior Subordinated Note issued pursuant to this Section 5.05 shall be (i) prepayable in whole or in part at any time without notice or penalty at the option of the Company, (ii) shall be subject to mandatory prepayment upon the occurrence of a Change of Control and (iii) in the case of a Junior Subordinated Note issued pursuant to Section 5.05(b)(iii)(B), shall be subject to mandatory prepayment upon the determination by the Board in good faith that conditions underlying the Board’s decision to issue such Junior Subordinated Note no longer exist.

ARTICLE VI

REGISTRATION RIGHTS

     SECTION 6.01. Demand Registration. (a) At any time and from time to time, any one or more members of the LGB Group (collectively, the “Selling LGB Stockholders”) shall have the right to request in writing (which request shall specify the Registrable Securities intended to be disposed of by such Selling LGB Stockholders and the intended method of distribution thereof) that the Company register any and all of such Selling LGB Stockholders’ Registrable Securities by filing with the SEC a registration statement covering such Registrable Securities (a “Demand Registration Statement”). Upon the receipt of such a request, the Company shall, not later than the 60th calendar day after the receipt of such a request, cause to be filed a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to by such Selling LGB Stockholders, to the extent necessary to permit the disposition of such Registrable Securities in accordance with the intended methods of distribution thereof specified in such request, and shall use its best efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter (but in no event later than the 120th calendar day after the receipt of such a request) and to keep such Demand Registration Statement continuously effective for a period of at least 45 calendar days following the date on which such Demand Registration Statement is declared effective (or such shorter period which will terminate when all of the Registrable Securities covered by such Demand Registration Statement have been sold pursuant thereto (including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Demand Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand

Registration Statement or by the Securities Act, any state securities or blue sky laws, or any other rules and regulations thereunder).

          (b) A Demand Registration Statement shall be deemed not to have become effective (and the related registration shall be deemed not to have been effected) unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court (other than any such stop order or injunction issued as a result of the inclusion in such Demand Registration Statement of any information supplied to the Company for inclusion therein by a Selling LGB Stockholder) such Demand Registration Statement will be deemed not to have become effective.

          (c) A Suspension Period with respect to any Demand Registration Statement shall commence on and include the date that the Company gives notice that any Demand Registration Statement is no longer effective or usable for resale of Registrable Securities of the Selling LGB Stockholders to and including the date when each Selling LGB Stockholder covered by such Demand Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 6.06(j) or is advised in writing by the Company that the use of the prospectus may be resumed. In the event of one or more Suspension Periods with respect to any Demand Registration Statement, the 45-day period referenced in Section 6.01(a) shall be extended by the number of days included in each such Suspension Period.

          (d) If at any time or from time to time any member of the LGB Group desires to sell Registrable Securities in an Underwritten Offering pursuant to a Demand Registration Statement, the underwriters, including the managing underwriter, shall be selected by LGB LLC.

          SECTION 6.02. Incidental Registration. (a) If at any time after the closing of the Initial Public Offering, the Company proposes to register under the Securities Act any shares of Common Stock for sale for its own account (and not solely in connection with a sale of warrants or other rights to purchase, or securities convertible or exchangeable into, Common Stock and other than (i) any registration relating to any employee benefit or similar plan, any dividend reinvestment plan, or any acquisition by the Company or (ii) pursuant to a registration statement filed in connection with an exchange offer), the Company shall give written notice to each member of the LGB Group, to each Rollover Holder and to each Management Stockholder at least 20 days prior to the initial filing of a registration statement with the SEC pertaining thereto (an “Incidental Registration Statement”) informing such Person of its intent to file such Incidental Registration Statement and of such Person’s rights under this Section 6.02 to request the registration of the Registrable Securities held by such Person. Upon the written request of any such LGB Stockholder, Rollover Holder or Management Stockholder (such Holder, a “Selling Incidental Stockholder”) made within 10 days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Selling Incidental Stockholder and the intended method of distribution thereof), the Company shall use reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Selling Incidental Stockholders, to the extent required to permit the disposition of the Registrable Securities so requested to be registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Incidental Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Incidental Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Incidental Registration Statement or by the Securities Act or by any other rules and regulations thereunder.

          (b) If a registration pursuant to Section 6.01 or this Section 6.02 involves an underwritten offering of the securities being registered (an “Underwritten Offering”), which securities are to be distributed on a firm commitment basis by or through one or more underwriters of recognized standing under underwriting terms appropriate for such transaction, and the underwriter or the managing underwriter, as the case may be, of such Underwritten Offering shall inform the Company, the Selling LGB Stockholders, if any, and the Selling Incidental

Stockholders requesting such registration of Registrable Securities, if any, on or before the date five days prior to the date then scheduled for such offering, that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a proposed price range without adversely affecting the distribution of the securities being offered, then the Company will include in such registration only the amount of Registrable Securities and other securities that the Company is so advised can be sold in (or during the time of) such offering within such price range; provided, however, that the Company shall be required to include in such required registration: first, all the securities initially proposed to be sold pursuant to such Incidental Registration Statement by the Company (in the case of a primary offering by the Company), and second, the amount of Registrable Securities and other securities requested to be included in such registration that the Company is so advised can be sold in (or during the time of) such offering, allocated pro rata among the Selling LGB Stockholders, the Selling Incidental Stockholders and other securityholders of the Company requesting such registration on the basis of the number of Registrable Securities and other securities requested to be included by all such Selling LGB Stockholders, all such Selling Incidental Stockholders and other securityholders.

          (c) No Selling Incidental Stockholder may participate in any Incidental Registration Statement hereunder unless such Selling Incidental Stockholder (i) agrees to sell its Registrable Securities on the basis provided in any arrangements approved by a majority of the Selling Incidental Stockholders participating therein and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

          SECTION 6.03. Additional Rights of LGB Group. (a) At any time and from time to time, any one or more of the Selling LGB Stockholders shall have the right to request in writing (which request shall specify the Registrable Securities intended to be disposed of by such Selling LGB Stockholders and the intended method of distribution thereof) that the Company register any and all of such Selling LGB Stockholders’ Registrable Securities by filing with the SEC a Shelf Registration Statement covering such Registrable Securities. No securities other than the Registrable Securities specified by LGB LLC shall be included in any such initial Shelf Registration Statement or any additional Shelf Registration Statement with respect thereto without the consent of LGB LLC. Upon the receipt of such a request, the Company shall, not later than the 60th calendar day after the receipt of such a request, cause to be filed a Shelf Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to by such Selling LGB Stockholders, to the extent necessary to permit the disposition of such Registrable Securities in accordance with the intended methods of distribution thereof specified in such request, and shall use its best efforts to have such Shelf Registration Statement declared effective by the SEC as soon as practicable thereafter (but in no event later than the 120th calendar day after the receipt of such a request) and to keep such Shelf Registration Statement continuously effective during the period from the date a Shelf Registration Statement is declared effective by the SEC until all Registrable Securities have been sold or can be sold without restriction, including volume and manner of sale restrictions, under the Securities Act.

          (b) A Shelf Registration Statement shall be deemed not to have become effective (and the related registration shall be deemed not to have been effected) unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of any Registrable Securities pursuant to such Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court (other than any such stop order or injunction issued as a result of the inclusion in such Shelf Registration Statement of any information supplied to the Company for inclusion therein by a Selling LGB Stockholder) such Shelf Registration Statement will be deemed not to have become effective.

          (c) A Suspension Period with respect to any Shelf Registration Statement shall commence on and include the date that the Company gives notice that any Shelf Registration Statement is no longer effective or usable for resale of Registrable Securities of the Selling LGB Stockholders to and including the date when each Selling LGB Stockholder covered by such Shelf Registration

Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 6.06(j) or is advised in writing by the Company that the use of the Prospectus may be resumed.

          (d) If at any time or from time to time any member of the LGB Group desires to sell Registrable Securities in an Underwritten Offering pursuant to the Shelf Registration Statement, the underwriters, including the managing underwriter, shall be selected by LGB LLC.

          SECTION 6.04. Registration Expenses. The Company shall pay all Registration Expenses in connection with each registration pursuant to Sections 6.01, 6.02 and 6.03. Each Seller shall pay all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons related to the sale or disposition of such Seller’s Registrable Securities pursuant to any Required Registration Statement or any Incidental Registration Statement.

          SECTION 6.05. Restrictions on Public Sale by Sellers and the Company. (a) If requested by the underwriter or managing underwriter in any Underwritten Offering (by the Company or any other Person) of Common Stock or of any securities convertible into or exchangeable for Common Stock, or of warrants or other securities entitling the holder thereof to purchase Common Stock, each party hereto shall agree not to effect any public sale or distribution of Common Stock during the 14-day period prior to, and during the 90-day period beginning on, the date of sale of securities in connection with such Underwritten Offering (except pursuant to such registration statement).

          (b) If requested by the underwriter or managing underwriter in any Underwritten Offering by any member of the LGB Group pursuant to a Required Registration Statement or if requested by any member of the LGB Group in an offering that is not an Underwritten Offering pursuant to a Required Registration Statement, the Company shall agree not to effect any public sale or distribution of Common Stock (or of any securities convertible into or exchangeable for Common Stock) during the 14-day period prior to, and during the 90-day period beginning on, the date of sale of securities in connection with such Underwritten Offering.

          SECTION 6.06. Registration Procedures. In connection with the obligations of the Company pursuant to Sections 6.01, 6.02 and 6.03, the Company shall use its best efforts to effect or cause to be effected the registration under the Securities Act of the Registrable Securities entitled to be included in such registration in order to permit the sale of such Registrable Securities (in accordance with their intended method or methods of distribution, in the case of a Required Registration Statement), and the Company shall:

          (a) (i) prepare and file a Registration Statement with the SEC (within the time period specified in Section 6.01 or 6.03, as applicable, in the case of a Required Registration Statement) which Registration Statement (x) shall be on a form selected by the Company for which the Company qualifies, (y) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution, in the case of a Required Registration Statement, and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, (ii) use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 6.01 or 6.03, as applicable, in the case of a Required Registration Statement, (iii) use its best efforts to prevent the happening of any event that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities registered pursuant thereto (during the period that such Registration Statement is required to be effective and usable); provided, however, that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including the acquisition or divestiture of assets, so long as the Company as promptly as reasonably possible thereafter complies with the requirements of Section 6.06(j), if applicable, and (iv) cause each Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (b) in the case of a Required Registration Statement, and subject to Section 6.06(j), prepare and file with the SEC such amendments and post-effective amendments to each such Required Registration Statement as may be necessary to keep such Required Registration Statement effective for the applicable period; cause each prospectus forming part of such Required Registration Statement to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by each Required Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the applicable Sellers, as set forth in such Registration Statement;

          (c) furnish to each Seller holding Registrable Securities covered by a Registration Statement and to each underwriter of an Underwritten Offering of Registrable Securities covered by a Registration Statement, if any, without charge, as many copies of each prospectus forming part of such Registration Statement, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Seller or underwriter may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities; and the Company hereby consents to the use of such prospectus, including each such preliminary prospectus, by each such holder and underwriter, if any, in connection with the offering and sale of such Registrable Securities;

          (d) (i) use its best efforts to register or qualify the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the SEC, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Seller shall reasonably request; (ii) keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective (in the case of a Required Registration Statement); and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Seller to consummate the disposition in each such jurisdiction of the Registrable Securities covered by such Registration Statement; provided, however, that the Company shall not be required to register or qualify any Registrable Securities in any jurisdiction if registration or qualification in such jurisdiction would subject the Company to unreasonable burden or expense or, in the case of an Underwritten Offering, would unreasonably delay the commencement of such Underwritten Offering; and provided, further, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

          (e) notify each Seller promptly, and, if requested by such Seller, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceeding for that purpose, (iii) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a Registration Statement is required to be effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (f) furnish counsel for each underwriter, if any, and for the Sellers copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

          (g) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

          (h) upon request, furnish to the underwriter or managing underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each Seller, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (i) cooperate with each Seller and the underwriter or managing underwriter of an Underwritten Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each Seller or the underwriter or managing underwriter of an Underwritten Offering of Registrable Securities, if any, may reasonably request at least three business days prior to any sale of Registrable Securities;

          (j) upon the occurrence of any event contemplated by Section 6.06(e)(iv), during the period in which a Registration Statement is required to be kept in effect, use reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related prospectus, or any document incorporated therein as thereafter delivered to the purchasers of the Registrable Securities covered by such Registration Statement, such that such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (k) enter into customary agreements (including, in the case of an Underwritten Offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and, in the case of a Registration Statement relating to a secondary offering filed at the request of a Seller, take all other customary and appropriate actions in order to expedite or facilitate the disposition of the Registrable Securities covered by a Registration Statement as shall be requested by the Seller (provided that, in the event of any registration that is not part of an Underwritten Offering, no such agreement or action shall be required to be taken if it is unduly burdensome to the Company), and in connection therewith:

     (i) make such representations and warranties to the Sellers and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

     (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Sellers) addressed to each Seller and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Sellers and underwriters;

     (iii) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to each Seller and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings;

     (iv) enter into a securities sales agreement, which shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants;

     (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 6.08; and

     (vi) deliver such customary documents and certificates as may be reasonably requested by the Sellers or by the managing underwriters, if any;

          (l) make available for inspection by representatives of the Sellers and any underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Sellers or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement;

          (m) (i) within a reasonable time prior to the filing of any Registration Statement, any related prospectus, any amendment to a Registration Statement or amendment or supplement to a prospectus, provide copies of such document to the Sellers and to counsel to such Sellers and to the underwriter or underwriters of an Underwritten Offering of Registrable Securities, if any; and, consider in good faith such reasonable changes in any such document prior to or after the filing thereof as counsel to the Sellers or the underwriter or underwriters may request and make available such of the representatives of the Company as shall be reasonably requested by the Sellers or any underwriter for discussion of such document; and (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a related prospectus, provide copies of such document to counsel for the Sellers; consider in good faith such reasonable changes in such document prior to or after the filing thereof as counsel for such Sellers or such underwriter shall request; and make available such of the representatives of the Company as shall be reasonably requested by such counsel for discussion of such document;

          (n) use its best efforts to cause all Registrable Securities covered by a Required Registration Statement to be listed on any securities exchange on which the Common Stock is then listed if so requested by any applicable Seller;

          (o) provide a CUSIP number for all Registrable Securities covered by a Registration Statement, no later than the effective date of such Registration Statement;

          (p) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

          (q) cooperate and assist in any filing required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the NASD).

          SECTION 6.07. Obligations of Sellers. (a) Each Seller shall, as a condition to the registration obligations with respect to such Seller provided herein, furnish to the Company such information regarding such Seller, the ownership of Registrable Securities by such Seller and the proposed distribution by such Seller of such Registrable Securities as the Company may from time to time reasonably request in writing.

          (b) Upon receipt of any notice of the Company of the happening of any event of the kind described in Section 6.06(e)(iv), such Seller shall forthwith discontinue disposition of Registrable Securities pursuant to the affected Registration Statement until such Seller’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.06(j), and, if so directed by the Company, such Seller shall deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Seller’s possession, of the prospectus covering such Registrable Securities which was current at the time of receipt of such notice.

          SECTION 6.08. Indemnification. (a) The Company shall indemnify and hold harmless each Person who participates as an underwriter (any such Person being an “Underwriter”), each Seller and their respective partners, directors, officers and employees and each Person, if any, who controls any Seller or Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

     (i) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

     (iii) against any and all reasonable expense whatsoever, as incurred (including, subject to Section 6.08(c), fees and disbursements of counsel) incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any Seller or Underwriter with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (A) made in reliance upon and in conformity with written information furnished to the Company by such Seller or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any related prospectus (or any amendment or supplement thereto) or (B) if such untrue statement or omission or alleged untrue statement or omission was corrected in an amended or supplemented Registration Statement or prospectus and the Company had furnished copies thereof to the Underwriter or Seller from which the Person asserting such loss, liability, claim, damage, judgment or expense purchased the securities that are the subject thereof prior to the date of sale by such Underwriter or Seller to such Person.

          (b) Indemnification by Sellers, Underwriters, Etc. Each Seller shall severally indemnify and hold harmless the Company, each Underwriter and the other Sellers, and each of their respective partners, directors, officers and employees (including each officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company, any Underwriter or any other Seller within the meaning of Section 15 of the Securities Act, against any and all losses, liabilities, claims, damages, judgments and expenses described in the indemnity contained in Section 6.08(a) (provided that any settlement of the type described therein is effected with the written consent of such Seller) as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Seller expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that an indemnifying Seller shall not be required to provide indemnification in any amount in excess of the amount by which (x) the total price at which the Registrable Securities sold by such indemnifying Seller and its affiliated indemnifying Sellers and distributed to the public were offered to the public exceeds (y) the amount of any damages which such indemnifying Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Company shall be entitled, to the extent customary, to receive indemnification and contribution from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement.

          (c) Conduct of Indemnification Proceedings. Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party’s or parties’ expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement) at the indemnifying party’s or parties’ expense. If any indemnifying party or parties is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement). In such event, however, no indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties (which consent shall not be unreasonably withheld or delayed); provided, however, that if at any time an indemnified party or parties shall have requested an indemnifying party or parties to reimburse the indemnified party or parties for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party or parties shall be liable for any settlement of any proceeding effected without the written consent of such indemnifying party or parties if (x) such settlement is entered into more than 15 business days after receipt by such indemnifying party or parties of the aforesaid request accompanied by supporting documents reasonably satisfactory to the indemnifying party or parties and (y) such indemnifying party or parties shall not have reimbursed the indemnified party or parties in accordance with such request prior to the date of such settlement. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this subsection (c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

          (d) Contribution. (i) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the liable Sellers (including, in each case, that of their respective officers, directors, employees and agents) on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the liable Sellers (including, in each case, that of their respective officers, directors, employees and agents) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Sellers, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.08(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     (ii) The Company and each Seller agree that it would not be just and equitable if contribution pursuant to this Section 6.08(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding this Section 6.08(d), in the case of distributions to the public, an indemnifying Seller shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Seller and its affiliated indemnifying Sellers and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (iii) For purposes of this Section, each Person, if any, who controls a Seller or an Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Seller or Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

          SECTION 6.09. Inconsistent Actions. (a) The Company shall not grant to any Person the right to include securities in any Required Registration Statement, other than the rights granted in this Agreement.

          (b) The Company shall not seek to include in any Required Registration Statement any securities other than Registrable Securities held by members of the LGB Group.

ARTICLE VII

MISCELLANEOUS

          SECTION 7.01. Notices. All notices and other communications provided for herein shall be dated and in writing and shall be given:

          If to any member of the LGB Group, to it at the following address:

Goldberg Lindsay & Co. LLC
630 Fifth Avenue
New York, NY 10111
Attention: Adam Godfrey
Telecopy: 212-651-1101

          with a copy to:

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention: Richard Hall, Esq.
Telecopy: 212-474-3700

          If to a Management Stockholder, to such Management Stockholder at the following address:

c/o Pike Equipment and Supply Company
(To be renamed Pike Holdings, Inc.)
100 Pike Way
Mount Airy, NC 27030
Attention: Corporate Secretary
Telecopy: 336-719-4566

          If to the Company, to it at the following address:

Pike Equipment and Supply Company
(To be renamed Pike Holdings, Inc.)
100 Pike Way
Mount Airy, NC 27030
Attention: Corporate Secretary
Telecopy: 336-719-4566

          with a copy to:

LGB Pike LLC
c/o Goldberg Lindsay & Co. LLC
630 Fifth Avenue
New York, NY 10111
Attention: Adam Godfrey
Telecopy: 212-651-1101

          and a copy to:

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention: Richard Hall, Esq.
Telecopy: 212-474-3700

or, in the case of any Holder or other Person who becomes a party to, or subject to, this Agreement, to the address set forth in the written agreement executed pursuant to Section 7.06, or to such other address as the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be on file with the Secretary. Notice shall be effective when received.

          SECTION 7.02. Applicable Law. The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of laws.

          SECTION 7.03. Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

          SECTION 7.04. Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

          SECTION 7.05. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, or any provision hereof, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          SECTION 7.06. Agreement To Be Bound. Notwithstanding anything to the contrary contained in this Agreement, no shares of Common Stock held by the Holders may be Transferred to any Permitted Transferee, unless such Permitted Transferee, prior to such Transfer, agrees in writing to be bound by the terms of this Agreement to the same extent and in the same manner as the transferor of such shares, a copy of which writing shall be maintained on file with the Secretary of the Company and shall include the address of such Permitted Transferee to which notices hereunder shall be sent.

          SECTION 7.07. Additional Holders. (a) Each Employee or officer or director of the Company who becomes a holder of Common Stock after the date hereof shall become a party to this Agreement and be bound by its terms and be able to enforce its rights as a Management Stockholder hereunder. Each Permitted Transferee of any Management Stockholder shall become a party to this Agreement and be bound by its terms and be able to enforce its rights as a Management Stockholder hereunder.

          (b) Each Permitted Transferee of a Rollover Holder who becomes a holder of Common Stock after the date hereof shall become a party to this Agreement and be bound by its terms and be able to enforce its rights as a Rollover Holder hereunder. Each Rollover Holder who is an Employee and who acquires additional shares of Common Stock after the date hereof shall be treated for the purposes of Sections 4.01, 5.02 and 5.03 as a Management Stockholder with respect to Common Stock acquired after the date hereof and as a Rollover Holder with respect to Common Stock owned by such Management Stockholder as of the date hereof.

          (c) Each Permitted Transferee of LGB LLC and any other member of the LGB Group who becomes a holder of Common Stock after the date hereof shall become a party to this Agreement and be bound by its terms and be able to enforce its rights as a member of the LGB Group hereunder.

          SECTION 7.08. Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the Transfer of Common Stock or other securities of the Company imposed by, any other agreement, if any.

          SECTION 7.09. Successors, Assigns, Transferees. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be Transferred by any party without the prior written consent of (a) if the Transferor is a member of the LGB Group, by Management Stockholders holding a majority of the Common Stock then held by the Management Stockholders and (b) if the transferor is the Company, a Rollover Holder or a Management Stockholder, LGB LLC; provided, however, that the foregoing shall not require the consent of any Person to a Transfer of rights and liabilities in connection with a Transfer of Common Stock in accordance with Sections 7.06 and 7.07 and the other provisions of this Agreement. Any purported Transfer of rights under this Agreement in violation of this Section 7.09 shall be void and of no effect.

          SECTION 7.10. Defaults. A default by any party to this Agreement in such party’s compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by any other party.

          SECTION 7.11. Amendments; Waivers. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by (i) the Company, (ii) LGB LLC and (iii) if such amendment, modification, supplement or waiver is adverse to the Rollover Holders or Management Stockholders, by Rollover Holders or Management Stockholders holding a majority of the Common Stock then held by the Rollover Holders or Management Stockholders, respectively.

          SECTION 7.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same Agreement.

          SECTION 7.13. Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto will waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the necessity of proving actual damages or securing or posting any bond or providing prior notice.

          SECTION 7.14. Exclusive Jurisdiction; Waiver of Jury Trial. (a) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, any agreement entered into in connection with this Agreement or any transaction contemplated hereby or thereby. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto either in the United States

District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this clause. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, any agreement entered into in connection with this Agreement or the transactions contemplated hereby or thereby in (i) the Supreme Court of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          (b) Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation arising out of or relating to this Agreement. Each party (i) certifies that no representative, agent or attorney of another party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 7.14(b).

          SECTION 7.15. Rights to Negotiate. Nothing in this Agreement shall be deemed to restrict or prohibit the Company or any subsidiary thereof from purchasing shares of Common Stock from any Person at any time upon such terms and conditions and at such price as may be mutually agreed upon between the Company and such Person, whether or not at the time of such purchase circumstances exist which specifically grant the Company the right to purchase, or such Person the right to sell, shares of Common Stock pursuant to the terms of this Agreement.

          SECTION 7.16. Limited Liability. Notwithstanding any other provision of this Agreement, none of the general partners (including officers and directors of such general partners), limited partners or managing directors nor any future general partners (including officers and directors of such general partners), limited partners or managing directors, if any, of any member of the LGB Group shall have any personal liability for performance of any obligation of any member of the LGB Group under this Agreement in excess of the respective capital contributions of such general partners (including officers and directors of such general partners), limited partners or managing directors of such member of the LGB Group.

          SECTION 7.17. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

          SECTION 7.18. Recapitalization, Exchanges, etc., Affecting Common Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Common Stock, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of the Common Stock, by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PIKE EQUIPMENT AND SUPPLY COMPANY (TO BE RENAMED PIKE HOLDINGS, INC.),

by /s/ J. Eric Pike

Name: J. Eric Pike Title: President

REGINALD L. BANNER, AS TRUSTEE UNDER IRREVOCABLE T/A WITH JOE B. PIKE F/B/O JOSEPH ERIC PIKE

/s/ Reginald L. Banner

JERRY E. BOATRIGHT

/s/ Jerry E. Boatright

JOHN H. MERRITT

/s/ John H. Merritt

ROBERT B. RATLIFF, JR.

/s/ Robert B. Ratliff, Jr.

DONALD B. ANDERSON

/s/ Donald B. Anderson

JAMES T. BENFIELD

/s/ James T. Benfield

ZACK W. BLACKMON, JR.

/s/ Zack W. Blackmon, Jr.

JONATHAN H. MULLINS

/s/ Jonathan H. Mullins

KELLY G. SURRATT

/s/ Kelly G. Surratt

MICHAEL L. HEATH

/s/ Michael L. Heath

LGB PIKE LLC,

by LINDSAY GOLDBERG & BESSEMER L.P., its manager,

by LINDSAY GOLDBERG & BESSEMER GP L.P., its general partner,

by LINDSAY GOLDBERG & BESSEMER GP LLC, its general partner,

by /s/ Alan E. Goldberg

Name: Alan E. Goldberg Title: Authorized Signatory

by /s/ Robert D. Lindsay

Name: Robert D. Lindsay Title: Authorized Signatory

EXHIBIT A

IRREVOCABLE PROXY

          I, the undersigned, pursuant to Section 55-07-22 of the North Carolina Business Corporation Act (the “NCBCA”), hereby irrevocably appoint LGB PIKE LLC (“LGB LLC”), a Delaware limited liability company, as attorney and proxy for the undersigned, to vote, and to express written consent to any corporate action with respect to, the total number of shares of Common Stock, par value $0.01 per share, of Pike Equipment and Supply Company, a North Carolina corporation (the “Company”), owned by the undersigned pursuant to the Recapitalization and Investment Agreement dated as of March 15, 2002, among the Company, Pike Electric, Inc., Pike Merger Sub, Inc., the shareholders listed therein, LGB Acquisition Corp. and LGB LLC, as amended by the Amendment Agreement and Consent dated as of April 11, 2002 (as so amended, the “Agreement”), and any shares of common stock of the Company acquired by the undersigned from time to time subsequent to the date hereof (collectively, the “Shares”); to take action by written consent and to attend any and all meetings, and adjournments thereof, of the stockholders of the Company called for any purpose; and to represent and otherwise to act for the undersigned in the same manner and with the same effect as if such action were taken by the undersigned.

          The foregoing notwithstanding, the rights to exercise any and all voting and consensual rights and powers accruing to the owner of the Shares shall remain with the undersigned with respect to (i) the sale or merger of the Company and (ii) any amendment of the Certificate of Incorporation or the By-laws of the Company that would adversely affect the terms of the Shares.

          The undersigned hereby revokes any previous proxies with respect to the Shares which are the subject of this irrevocable proxy. This proxy is irrevocable, coupled with an interest and has been granted pursuant to the Stockholders Agreement dated as of April 18, 2002, among the Company, LGB LLC and the Management Stockholders (as defined therein)(which includes a voting agreement under

Section 55-07-30 of the NCBCA). Notwithstanding anything to the contrary in the foregoing, this proxy shall not be applicable to (and shall be deemed revoked as to) Shares otherwise covered by this proxy which are sold by the undersigned (other than Shares sold subsequent to any record date for any meeting of stockholders of the Company or any action by stockholders in lieu of a meeting as to which the undersigned retains voting rights).

          The undersigned authorizes the attorney and proxy appointed herein to substitute any other Person to act hereunder, to revoke any such substitution and to file this proxy or any substitution or revocation with the Secretary of the Company.

          IN WITNESS WHEREOF, the undersigned has executed this proxy this [ ]th day of [     ], 2002.

Name:
Address:

          YOUR SIGNATURE TO THIS PROXY FORM SHOULD BE EXACTLY THE SAME AS THE NAME IMPRINTED ON YOUR STOCK CERTIFICATE. PERSONS SIGNING AS EXECUTORS, ADMINISTRATORS, TRUSTEES OR IN SIMILAR CAPACITIES SHOULD SO INDICATE; FOR JOINT ACCOUNTS, THE NAME OF EACH OWNER MUST BE SIGNED.